STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE



                                                           Thirteen Weeks   Twenty-six Weeks   Thirteen Weeks  Twenty-six Weeks
                                                               Ended             Ended             Ended            Ended
                                                            June 30, 1996    June 30, 1996      July 2, 1995     July 2, 1995
                                                            -------------   ----------------   --------------  ----------------

Primary Earnings Per Share
Weighted average number of issued
  shares outstanding                                         13,788,186       13,330,508        6,287,619         5,064,260

Effect of:
     Exercise of stock options                                  660,381          609,642             --                --
     Exercise of underwriters warrants                        6,389,389           86,505             --                --
     Shares issued and options granted within
      one year of initial public offering at less than
      initial public offering price                                --               --             45,225            22,612
                                                            -----------      -----------      -----------       -----------

Shares outstanding used to compute
     primary earnings per share                              14,454,956       14,026,655        6,332,844         5,086,872
                                                            ===========      ===========      ===========       ===========

Net income (loss)                                           $   833,214      $ 1,381,281      $  (769,844)      $(1,051,218)
                                                            ===========      ===========      ===========       ===========

Primary net income (loss) per share                         $      0.06      $      0.10      $     (0.12)      $     (0.21)
                                                            ===========      ===========      ===========       ===========



Fully diluted earnings per share

Weighted average number of shares
     used for primary earnings per share                     13,788,186       13,330,508        6,287,619         5,064,260

Effect of:
     Exercise of stock options                                  712,710          643,259             --                --
     Exercise of underwriters warrants                            6,677           90,124             --                --
     Shares issued and options granted within
      one year of initial public offering at less than
      initial public offering price                                --               --             45,225            22,612
                                                            -----------      -----------      -----------       -----------

Shares outstanding used to compute
     fully diluted earnings per share                        14,507,573       14,063,891        6,332,844         5,086,872
                                                            ===========      ===========      ===========       ===========

Net income (loss)                                           $   833,214      $ 1,381,281      $  (769,844)      $(1,051,218)
                                                            ===========      ===========      ===========       ===========

Net income (loss) per share                                 $      0.06      $      0.10      $     (0.12)      $     (0.21)
                                                            ===========      ===========      ===========       ===========
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